Exhibit 10.21

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT AND CLOSING CERTIFICATE

Amendment No. 2 to the Securities Purchase Agreement and Closing Certificate (this “Amendment”), dated as of August 20, 2014 (the “Effective Date”) among Electronic Cigarettes International Group, Ltd. (f/k/a Victory Electronic Cigarettes Corp.), a Nevada corporation (the “Company”), Must Have Limited, a limited liability company incorporated in England and Wales with company number 05101019 whose registered office is at Unit 14, Dale Street Industrial Estate, Radcliffe, Manchester M26 1AD (“Must Have”), and [                ] (the “Purchaser”).

WHEREAS, the Company, and the Purchaser entered into a Securities Purchase Agreement, dated as of April 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Purchase Agreement”).

WHEREAS, the parties hereto desire to amend the Purchase Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 6.3 of the Purchase Agreement, the amendments requested by the Company must be contained in a written agreement signed by the Company and the Purchaser.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Purchase Agreement.

2. Second Tranche Incremental Loan Closing Date. Pursuant to Section 1.3(c) of the Purchase Agreement and subject to the terms hereof, the Company and the Purchasers hereby agree that Second Tranche Incremental Loan Closing Date shall be the date hereof. In connection with the foregoing, the Company hereby represents, warrants and agrees:

(a) No default or Event of Default (as defined in the Notes) under the Notes has occurred or is continuing (other than the Event of Default under Section 3(a)(vi) of Note arising on or around July 1, 2014, as a result of the failure of FIN Branding Group, LLC’s to satisfy certain financial covenants under Section 8(a) of that certain Credit Agreement (the “Credit Agreement”), dated December 31, 2012, by and between FIN and Wells Fargo, National Association, as amended by the First Amendment to Credit and Security Agreement, dated September 20, 2013, the Waiver and Second Amendment to Credit and Security Agreement, dated February 11, 2014, the Waiver and Third Amendment to Credit and Security Agreement, dated February 28, 2014, the Fourth Amendment to Credit and Security Agreement, dated March 31, 2014 and the Waiver and Fifth Amendment to Credit and Security Agreement, dated June 2, 2014 the (“Wells Fargo Default”)) or will result from the Second Tranche Incremental Loan Closing or this Amendment. In addition, no other outstanding Indebtedness of the Company or any Subsidiary is in default or subject to acceleration as a result of the Wells Fargo Default.

(b) Each of the representations and warranties made by the Company in the Purchase Agreement or pursuant to the Transaction Documents is true and correct in all material respects on and as of the date hereof as if made and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(c) The Company and each Subsidiary has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the other Transaction Documents required to be complied with by the Company or such Subsidiary prior to the date hereof.

(d) All of the conditions precedent to the Second Incremental Loan Closing set forth in Sections 4.3 of the Purchase Agreement have been satisfied.

3. Amendment to Section 1.3(b) of the Securities Purchase Agreement. In connection with the foregoing, Section 1.3(b) of the Securities Purchase Agreement is hereby amended by replacing the reference to “$3,296,704” with “$3,596,704.

4. Acquisition Loans. Effective upon the receipt of the Waiver and Consent (as defined below) by the Consent Date (as defined below), Article 1 of the Securities Purchase Agreement is hereby amended by adding the following after Section 1.3 thereof as a new Section 1.4:

1.4 Acquisition Loans.

(a) Subject to the terms and conditions of this Agreement, the Purchasers may make additional loans to the Company in an aggregate amount of up to $10,000,000 from time to time during the AL Period (as defined below) on the terms and conditions hereinafter set forth herein (such advances “Acquisition Loans” and each such advance an “Acquisition Loan”) in order to fund all or a portion of the purchase price for Approved Acquisitions (as defined below). Each such Acquisition Loan shall increase the principal balance of the Notes by an amount equal to 110% of the Acquisition Loan amount. In connection with the foregoing, the Company and the Purchasers have entered into a 2nd Amendment to the Notes in substantially the form attached hereto as Exhibit K

(the “2nd Note Amendment”) to evidence the Acquisition Loans. All references to the Notes contained in this Agreement shall mean the Notes as amended by the Note Amendment and the 2nd Note Amendment. For the avoidance of doubt, the Acquisition Loans shall be subject to the terms and conditions of the Notes. For purposes hereof, the “AL Period” means the period commencing on the date hereof and ending on December 31, 2014. For purposes hereof, “Approved Acquisitions” means any and all purchases or acquisitions by the Company or any of its Subsidiaries, on or after the date hereof, of all or a material or substantial part of the capital stock or business or properties of another Person in the electronic cigarette business that the Purchasers, in their discretion, deem to be an Approved Acquisition for purposes of this Section 1.4. The Company acknowledges and agrees that the Purchasers may require any Acquisition Loans to be secured by the assets of the Person being acquired or purchased in order for any such acquisition or purchase to be deemed an Approved Acquisition.

(b) The Company may request an Acquisition Loan by providing the Purchasers with written notice of any proposed acquisition or purchase (a “Proposed Acquisition”) at least 15 Business Days prior to the consummation thereof (an “Acquisition Loan Request”), including a description of all of the material terms thereof. The Purchasers shall have 10 Business Days after receipt of the Acquisition Loan Request to determine if such Proposed Acquisition is an Approved Acquisition. The Purchasers shall have 10 Business Days after receipt of such request to determine if the Proposed Acquisition shall be an Approved Acquisition by providing written notice to the Company. To the extent that the Purchasers determine such Proposed Acquisition to be an Approved Acquisition, the closing of the related Acquisition Loan (the “Acquisition Loan Closing”) shall take place concurrently with the consummation of the Approved Acquisition or such other date as the parties may mutually agree (the “Acquisition Loan Closing Date”), provided, that all of the conditions set forth in this Section 1.4 have been satisfied or waived by the Purchasers. Each closing contemplated by this paragraph shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 at 10:00 a.m. New York Time, or at such other time and place as the parties may agree. To the extent that any Acquisition Loan Request contains any material, non-public information, the Company shall, disclose such material, non-public information in a Current Report on Form 8-K, by not later than 15 Business Days after delivery of such Acquisition Loan Request. In addition, if requested by the Purchasers, the Company shall deliver any Acquisition Loan Requests to a designee identified by the Purchasers.

(c) Notwithstanding Section 1.4(b), the Purchasers may revoke any determination that a Proposed Acquisition is an Approved Acquisition at any time prior to the Acquisition Loan Closing in the event that the material terms of such Approved Acquisition set forth in the Acquisition Loan Request are amended, modified or otherwise altered prior to the applicable Acquisition Loan Closing and the Company agrees to immediately notify the Purchasers in writing of any such amendments, modifications or other alterations. In addition, the Company shall not enter into, and shall not permit any subsidiary to enter into, any material amendment, modification or alteration of the terms and conditions of Approved Acquisition after the consummation thereof without the prior written consent of the Purchasers; provided, that if any such amendment, modification or alteration would have an adverse effect on the Purchasers it shall be deemed material.

(d) The making of each Acquisition Loan is subject to the satisfaction on the Acquisition Loan Closing Date of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement, as amended and the other Transaction Documents, as amended, shall be true and correct in all material respects on and as of each Acquisition Loan Closing Date as if made on and as of such date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date. For purposes of determining the Company’s compliance with this condition, only the disclosures in Reports filed prior to August 20, 2014 shall be deemed to be exceptions to the Company’s representations and warranties in Section 2.1;

(ii) Performance by the Company; Execution and Delivery. The Company and Must Have shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, as amended, and the other Transaction Documents, as amended

(iii) No Default. No Event of Default under the Notes shall have occurred or be continuing.

(iv) No Suspension, Etc. The shares of Common Stock (i) shall have been designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of each Acquisition Loan Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Acquisition Loan Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, as amended.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the

Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vii) Approved Acquisition. The applicable Approved Acquisition shall have been consummated at or immediately prior to the Acquisition Loan Closing.

(viii) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company and dated as of each Acquisition Loan Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its charter, as in effect at each Acquisition Loan Closing Date, (iii) its bylaws, as in effect at each Acquisition Loan Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents, as amended, and any other documents required to be executed or delivered in connection therewith.

(ix) Officer’s Certificate. On each Acquisition Loan Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of each Acquisition Loan Closing Date, confirming the accuracy of the Company’s representations, warranties and performance of the Company’s and Must Have’s covenants as of each Acquisition Loan Closing Date and confirming the compliance with the conditions precedent set forth in paragraphs (i)-(viii) and (ix)-(xii) of this Section 1.4(d) as of each Acquisition Loan Closing Date.

(x) Material Adverse Effect. No change having or that would reasonably be expected to have a Material Adverse Effect shall have occurred. Without limiting the generality of the foregoing, the parties agree that a change having a Material Adverse Effect shall be deemed to have occurred if: (1) the Closing Bid Price (as defined in the Note) for the Common Stock on the Principal Market is less than $3.00 per share on any of the twenty consecutive Trading Days prior to the applicable Acquisition Loan Closing Date, (2) any event of default under any Indebtedness of the Company or any Subsidiary in excess of $50,000 has occurred or is continuing, or the occurrence or continuance of any event or circumstance that would with the giving of notice result in an acceleration prior to maturity of any such Indebtedness of the Company or any Subsidiary in excess of $50,000, (3) the Company or Subsidiary is unable to pay its Indebtedness and other obligations and liabilities as such Indebtedness and other obligations and liabilities come due, (4) the Company or any such Subsidiary is seeking to arrange a composition, adjustment or restructuring of its Indebtedness and/or other obligations in excess of $500,000 in the aggregate and/or (5) the Company or any Subsidiary is required to make or otherwise subject to any late payments, penalty payments, liquidated damages payments or any other kind of payment that arises as a result of the Company’s or such Subsidiary’s violation or breach of, failure to comply with or default under any instrument evidencing Indebtedness or other contract, in each case, evidencing obligations of the Company in excess of $500,000 in the aggregate, including, without limitation, any registration rights agreement.

(xi) Approvals. The Company shall have obtained all required consents and approvals of its Board of Directors to deliver and perform all obligations pursuant to the Transaction Documents.

(xii) Reserved.

(xiii) Other Documents. The Company and Must Have shall have executed and delivered such amendments to the Transactions Documents and other documents requested by the Purchasers in form and substance satisfactory to the Purchasers.

(e) For all purposes of this Agreement, including without limitation Article 2 hereof, each Acquisition Loan Closing shall be deemed an “Incremental Loan Closing Date,” each Acquisition Loan Closing shall be deemed an “Incremental Loan Closing” and each Acquisition Loan shall be deemed an “Incremental Loan Note.”

(f) Any obligation of the Purchasers to make Acquisition Loans under this Section 1.4 shall automatically, without notice, terminate with immediate effect:

(i) upon the expiration of the AL Period;

(ii) if any Event of Default (as defined in the Notes) has occurred or is continuing under the Notes; or

(iii) if any change having or that would reasonably be expected to have a Material Adverse Effect shall have occurred.

5. Amendment to Section 3.23. Section 3.23 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“3.23 Additional Investment. Purchasers may in their sole discretion, but are under no obligation to, purchase from the Company, and the Company shall be obligated to sell to the Purchasers, additional notes in an aggregate principal amount of up to $12,087,913 (the “AIR Notes”). Any additional investment pursuant to this Section 3.23 (the “AIR”) will be on terms and prices identical to those set forth in this Agreement, the Notes and the other Transaction Documents, including without limitation with respect to the collateral for the Notes, mutatis mutandis, except that (i) the maturity date of any AIR Notes purchased under this Section 3.23 shall be December 2, 2015, which maturity date may, at the option of the Purchasers, be deferred to the first trading day of any subsequent calendar month but not later than December 1, 2016 and (ii) the conversion price shall be the lower of (1) 115% of the VWAP (as defined in the Notes) on the Trading Day immediately preceding the date of any purchase of AIR Notes, and (2) the lowest of the prices set forth in subparagraphs (A), (B) and (C) of Section 2(b)(ii) of the Notes. For the avoidance of doubt, the aggregate purchase price for the entire amount of AIR Notes shall be equal to $11,000,000 (e.g., a 9% discount to the original principal amount of the AIR Notes being purchased). In addition to the foregoing, the parties agree as follow with respect to the AIR Notes (x) the Fixed Payment Amount (as defined in the Note) for any AIR Notes shall be equal to $5,357.15 for each $500,000 of original principal amount of AIR Notes and (y) the Monthly Allowance (as defined in the Note) for any AIR Notes shall be $1,000,000 per month in any event. The Purchasers may exercise the AIR in whole or in part, at any time and from time to time, until August 15, 2015. In order to effectuate a purchase and sale of the AIR Notes, the Company shall enter, and shall cause Must Have to enter, into such agreements and instruments as the Purchasers deem appropriate and which shall include updated disclosure schedules and representations, warranties, covenants and agreements substantially identical to those set forth in the Transaction Documents. For the avoidance of doubt, the obligations of the Company and Must Have under the AIR Notes and related agreements and instruments are in addition to all of the obligations of the Company and Must Have under this Agreement, the Notes and the other Transaction Documents.”

6. Additional Representations and Warranties. The Company and Must Have hereby represent and warrant (before and after giving effect to this Amendment) that:

(a) Each of the Company and Must Have has the corporate power and authority, and the legal right, to execute, deliver and perform this Amendment and to enter into the transactions contemplated hereby.

(b) Each of the Company and Must Have has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or the transactions contemplated hereby, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(d) Each of the Amended Security Documents (as defined in the Deed of Amendment (the “Deed of Amendment”), dated June 3, 2014, by and among Must Have, the Purchaser, [                    ] and subordinated creditors signatory thereto)

and each other document and instrument executed and delivered by Must Have in connection therewith, including without limitation the Inter-creditor Deed, the Share Charge, the Senior Debenture and the Senior Guarantee (each as defined in the Deed of Amendment), remains in full force and effect and is a valid, enforceable and subsisting agreement of Must Have. Must Have represents and warrants on the date of this Amendment by reference to the facts and circumstances existing on that date that all the representations and warranties contained in clause 8 of the Senior Debenture and clause 5 of the Senior Guarantee are true and accurate as if repeated on the date of this Amendment. Each of Must Have and the Company, as applicable, has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Deed of Amendment, the Inter-creditor Deed, the Share Charge, the Senior Debenture and the Senior Guarantee and each other document and instrument executed and delivered by Must Have or the Company in connection therewith required to be complied with by Must Have or the Company, as applicable.

(e) This Amendment has been duly executed and delivered on behalf of the Company and Must Have. This Amendment constitutes the legal, valid and binding obligations of the Company and Must Have and are enforceable against the Company and Must Have in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f) In connection with Sections 3 and 4 hereof, the Company will execute and deliver the 2nd Note Amendment to the Purchasers on the date hereof and Must Have shall execute such amendments to the Deed of Amendment, Senior Debenture and Senior Guarantee as the Purchaser requests, in each case, as preconditions to the effectiveness of this Amendment.

7. Covenants. During the period commencing on the Effective Date of this Amendment and ending on the Consent Date (as defined below), the Company shall obtain the written consent of the holders of the 15% Notes and Pinnacle Family Office Investments, L.P (collectively, the “Pinnacle Parties”) in substantially the form attached hereto as Exhibit L and the Second Deed of Amendment among Must Have, the Purchaser, [                    ], Miguel Carlos Corral and the subordinated creditors named therein (the “Subordinated Creditors”) substantially in the form of Exhibit M hereto (together, the “Waiver and Consent”) authorizing all transactions contemplated hereunder, including without limitation the issuance of the AIR Notes and the full and unconditional guarantee of the AIR Notes by Must Have and the granting of a first priority in all of the assets of Must Have as security for the AIR Notes. If the Company does not obtain the Waiver and Consent of the Pinnacle Parties and the Subordinated Creditors by the Consent Date, the Company shall issue to the Purchaser 3,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends and similar events) per day for every calendar day after the Consent Date until the date that the Company obtains the Waiver and Consent of the Pinnacle Parties and the Subordinated Creditors. In addition, if the Company does not obtain the Waiver and Consent, then, at the Purchaser’s election, the Purchaser shall have such rights under Section 1.3(b) and Section 3.23 of the Securities Purchase Agreement, and the corresponding provisions of the Notes, as such provisions were in effect prior to the date of this Amendment as if such sections were not amended pursuant to this Amendment and/or the 2nd Note Amendment, as applicable. However, any such election by the Purchaser shall not preclude the Purchaser from exercising any rights or remedies available to the Purchaser (whether at law, in equity or arising under any Transaction Document), from seeking specific enforcement of Section 1.3(b) or Section 3.23 of the Securities Purchase Agreement as amended hereby and the 2nd Note Amendment or from seeking damages from the Company for failure to obtain the Waiver and Consent and any resulting loss of the expected benefits to the Purchasers from the amendments to Section 1.3(b) or Section 3.23 contemplated hereby and related provisions of the 2nd Note Amendment. For purposes hereof, the “Consent Date” means the date that is twenty-five (25) days after the Effective Date.

8. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Purchase Agreement and the other Transaction Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Company and the Must Have. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Purchase Agreement or the other Transaction Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Company or Must Have that would require the waiver or consent of the Purchaser.

9. Public Announcement. Within four (4) Business Days after the date hereof, the Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby and any other material non-public information provided to the Purchaser by the Company prior to the date hereof and (b) file a Current Report on Form 8-K, including this Amendment as an exhibit thereto, with the SEC. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser or any of its representatives by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents or otherwise. In addition, in the event of an Acquisition Loan Closing, the Company shall issue a press release within four (4) Business Days after the Acquisition Loan Closing Date announcing the same. Each press release and Form 8-K that the Company is required to file pursuant to this Section 9 shall be subject to Purchaser’s prior review and approval.

10. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Company, Must Have, the Purchasers and each of their respective successors and permitted assigns.

11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the State of New York. The parties submit to the jurisdiction of the state and federal courts located in New York County, New York for any action, suit or proceeding arising out of this Amendment.

12. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

13. Costs and Expenses. The Company agrees to pay or reimburse the Purchaser for out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel to the Purchaser, in an amount equal to $25,000. The Company acknowledges and agrees that the Second Tranche shall be funded net of such amount.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Electronic Cigarettes International Group, Ltd.

By
Name:
Title:

Must Have Limited

By
Name:
Title:

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By
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Title:

Exhibit K

2nd Note Amendment

Exhibit L

Exhibit M